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                                                                  Exhibit 99.1

                              GART SPORTS COMPANY

                        SPECIAL MEETING OF STOCKHOLDERS

                                 June 7, 2001

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                              GART SPORTS COMPANY

     The undersigned hereby appoints JOHN DOUGLAS MORTON and THOMAS T. HENDRICKSON, and each of them, as proxies for the undersigned, each with full power of appointment and substitution, and hereby authorizes them to represent and to vote, as designated below, all shares of the common stock, $0.01 par value ("Common Stock"), of Gart Sports Company ("Gart") that the undersigned is entitled to vote at the Special Meeting of Stockholders of Gart to be held on June 7, 2001 (the "Meeting"), or at any postponements, continuations or adjournments thereof.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted:
(1) FOR the election of John Douglas Morton, Jonathan D. Sokoloff, Jonathan A. Seiffer, Gordon D. Barker, Peter R. Formanek and Larry D. Strutton to the board of directors of Gart, (2) FOR the approval of the issuance of the Common Stock of Gart in the proposed merger, (3) FOR the approval of the amendment to Gart's 1994 Management Equity Plan, (4) FOR the ratification of Gart's independent auditors and (5) on such other matters as may properly come before the Meeting.


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  PLEASE MARK BOXES [X] IN INK.  PLEASE SIGN, DATE AND RETURN THIS PROXY CARD
                      PROMPTLY USING THE ENCLOSED ENVELOPE


1.  Election of Directors:

    [ ]  FOR  all nominees listed below           [ ]  WITHHOLD AUTHORITY  to
         (except as marked to the contrary below)      vote for all nominees
                                                       listed below

                            01  John Douglas Morton
                            02  Jonathan D. Sokoloff
                            03  Jonathan A. Seiffer
                            04  Gordon D. Barker
                            05  Peter R. Formanek
                            06  Larry D. Strutton

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the box provided at the right) [_____________________]


2. Approval of the issuance of shares of Common Stock of Gart in the proposed merger of Oshman's Sporting Goods, Inc. with and into GSC Acquisition Corp., a wholly owned subsidiary of Gart:

                  [ ]  FOR       [ ]  AGAINST      [ ]  ABSTAIN


3.  Approval of the amendment to Gart's 1994 Management Equity Plan:

                [ ]  FOR              [ ]  AGAINST            [ ]  ABSTAIN


                          (Continued on reverse side)
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                         (Continued from reverse side)

4. Ratification of the selection of Deloitte & Touche LLP as independent auditors of Gart for the fiscal year ending February 2, 2002:

                [ ]  FOR              [ ]  AGAINST            [ ]  ABSTAIN

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting or any postponements, continuations or adjournments thereof.

     Please sign exactly as your name or names appears hereon. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership or a limited liability company or any other entity, please sign in such entity's name by an authorized person. When signing as trustee, please give full title as such.

The undersigned acknowledges receipt of the Notice of 2001 Special Meeting of Stockholders and the joint proxy statement-prospectus.

                                    Dated:  ____________________, 2001

                                    _______________________________
                                    Authorized Signature

                                    _______________________________
                                    Title